Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

PHI, INC.

$500,000,000 5.25% Senior Notes due 2019

PHI, INC.

$500,000,000 5.25% Senior Notes due 2019

PURCHASE AGREEMENT

March 6, 2014

New York, New York

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

PHI, Inc., a Louisiana corporation (the “Company”), and each of the Guarantors (as defined herein), agree with you as follows:

1. Issuance of Notes. The Company proposes to issue and sell to UBS Securities LLC (the “Initial Purchaser”) $500,000,000 aggregate principal amount of 5.25% Senior Notes due 2019 (the “Original Notes”). The Company’s obligations under the Original Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by the Guarantors listed on Schedule I hereto (collectively, the “Guarantors” and, together with the Company, the “Issuers”). The Original Notes and the Guarantees related thereto are referred to collectively herein as the “Securities.” The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and among the Issuers, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined herein).

The Securities will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated March 5, 2014 (the “Preliminary Offering Memorandum”) and a pricing supplement thereto dated the date hereof in the form of Exhibit C hereto (the “Pricing Supplement”). The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this Purchase Agreement (this “Agreement”), the Issuers will prepare a final offering memorandum dated the date hereof (the “Offering Memorandum”). Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Pricing Disclosure Package or Offering Memorandum, as the case may be.

The Initial Purchaser has advised the Issuers that the Initial Purchaser intends, as soon as it deems practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Pricing Disclosure Package solely to (i) persons whom the Initial Purchaser reasonably believes to be “qualified institutional buyers” (“QIBS”) as defined in Rule 144A under the Act (“Rule 144A”), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”); the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the “Eligible Purchasers.”

Upon issuance of the Securities and until such time as the same is no longer required under the applicable requirements of the Act, the Securities shall bear the legends relating thereto set forth under “Transfer Restrictions.”

Holders (including subsequent transferees) of the Securities will have the benefit of the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Issuers will agree to, under the provisions set forth therein, (i) file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement) the “Exchange Notes” and, together with the Original Notes, the “Notes,”), guaranteed by the guarantors under the Indenture, to be offered in exchange for the Original Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Original Notes and the Guarantees thereof, (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) use their reasonable best efforts to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement. This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.”

The Securities are being offered and sold by the Issuers in connection with a tender offer (the “Tender Offer”) by the Company for all of its existing $300,000,000 8.625% Senior Notes due 2018 (the “Existing Notes”).

The issuance and sale of the Securities is referred to as the “Transaction.”

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants of the Initial Purchaser contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchaser, and on the basis of the representations, warranties and covenants of the Issuers contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Initial Purchaser agrees to purchase from the Issuers, the Securities. The purchase price for the Securities shall be 99% of the principal amount of the Securities.

3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 9:00 a.m., Central Time, on March 17, 2014 (such date and time, the “Closing Date”) at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchaser and the Company.

The Securities shall be delivered by the Issuers to the Initial Purchaser (or as the Initial Purchaser direct) through the facilities of The Depository Trust Company (“DTC”), against payment by the Initial Purchaser of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with its obligations under Sections 4(g) and 8(m) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchaser may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.

4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Initial Purchaser as follows:

(a) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, with as many copies of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales.

(b) (i) As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchaser the Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing

Supplement or as otherwise agreed by the Initial Purchaser; (ii) not to amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement; and (iii) not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.

(c) Subject to Section 4(q), if, prior to the Closing Date, any event shall occur or condition shall exist that, in the reasonable judgment of the Issuers or in the reasonable judgment of the Initial Purchaser, makes any statement of a material fact in the Pricing Disclosure Package, as then amended or supplemented, untrue or that requires amending or supplementing the Pricing Disclosure Package in order to make the statements in the Pricing Disclosure Package, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable laws, the Issuers shall promptly notify the Initial Purchaser (or the Initial Purchaser shall promptly notify the Issuer of such fact, as the case may be) of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Pricing Disclosure Package so that (i) the statements in the Pricing Disclosure Package, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Pricing Disclosure Package will comply, in all material respects, with all applicable law. Subject to Section 4(q), if, prior to the later of (x) the Closing Date and (y) the time that the Initial Purchaser has completed its distribution of the Securities, any event shall occur or condition shall exist that, in the reasonable judgment of the Issuers or in the reasonable judgment of the Initial Purchaser, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires amending or supplementing the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchaser of such event, or the Initial Purchaser shall promptly notify the Issuers, as the case may be, and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading and (ii) the Offering Memorandum will comply with applicable law.

(d) To cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the qualification or registration (or obtaining exemptions from qualification or registration) of the Securities under the securities laws of such jurisdictions as the Initial Purchaser may request and to continue such qualification or registration in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(e) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated other than by reason of a default by the Initial Purchaser, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and all stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto; (ii) all expenses (including travel expenses) of the Issuers in connection with any meetings with prospective investors in the Securities; (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales; (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchaser; (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final “Blue Sky” or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchaser relating thereto); (vi) the preparation, printing and distribution of one or more versions of the Pricing Disclosure Package and the Offering Memorandum for distribution in Canada, often in the form of a Canadian “wrapper” (including the preparation of any related Canadian blue sky memorandum and the related fees and expenses of any Canadian counsel to the Initial Purchaser); (vii) the inclusion of the Securities in the book-entry system of the DTC; (viii) the rating of the Securities and the Exchange Notes by rating agencies; (ix) the fees and expenses of the Trustee and its counsel; (x) the cost of any aircraft chartered in connection with the roadshow and (xi) the performance by the Issuers of their other obligations under the Note Documents; provided, however, except as set forth above in subparagraph (v) the Initial Purchaser shall be responsible for all legal fees and expenses of its legal counsel; and provided further, however, that except as otherwise expressly set forth in this Agreement, the Initial Purchaser shall pay its own costs and expenses, including costs and expenses relating to the roadshow. In addition, if the transactions contemplated by this Agreement are not consummated for any reason other than the termination of this Agreement pursuant to Section 11 hereof or the default by the Initial Purchaser in its obligations hereunder, the Issuers shall, in addition to paying the amounts described above, reimburse the Initial Purchaser for one-half of its reasonably incurred out-of-pocket expenses, including the reasonably incurred fees and disbursements of its counsel.

(g) To use the proceeds from the sale of the Securities in a manner substantially consistent in all material respects with the description in the Pricing Disclosure Package under the caption “Use of proceeds.”

(h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

(i) Not to permit any Issuer, and not to permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchaser or any Eligible Purchasers.

(j) Not to permit any Issuer or any of its subsidiaries to, and to use their reasonable best efforts to cause their affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been acquired by any of them, other than in accordance with the letter agreement provided for in Section 8(o) hereof.

(k) Not to permit any Issuer to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

(l) Not to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of printing and distributing such documents. In addition, to the extent the Company is subject to Section 13 or 15(d) of the Exchange Act, prior to the Closing Date, the Company shall timely file all reports under the Exchange Act.

(n) To comply with all of their agreements set forth in the Registration Rights Agreement.

(o) To comply with all of their obligations set forth in the representations letter of the Issuers to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use their reasonable best efforts to obtain approval of the Securities by DTC for “book-entry” transfer.

(p) Prior to the Closing Date, to furnish without charge to the Initial Purchaser, (i) as soon as they have been prepared, a copy of any regularly prepared internal financial statements of the Company and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Pricing Disclosure Package, (ii) all other reports and other communications (financial or otherwise) that any of the Issuers mail or otherwise make available to their security holders and (iii) such other information as the Initial Purchaser shall reasonably request.

(q) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates’ behalf (other than the Initial Purchaser and its affiliates), to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement, an Issuer Written Communication and the Offering Memorandum. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication (as defined below), the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such Issuer Written Communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects.

(r) During the period of one year after the Closing Date, neither the Company nor any Guarantor will be or become an open-end investment Company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Investment Company Act”)

(s) In connection with the offering, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Securities, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest in any of the Securities; and none of the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

(t) During the period from the date hereof, through and including the date that is 90 days after the date hereof, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any Subsidiary and having a term of more than one year.

The Company and the Initial Purchaser agree that prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and that it will cause to be entered into any necessary supplemental indentures in connection therewith.

5. Representations and Warranties.

(a) The Issuers, jointly and severally, represent and warrant to the Initial Purchaser that:

(i) Neither the Pricing Disclosure Package, as of the date hereof, nor the Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(b), if applicable) as of the Closing Date, contains, or will contain, any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchaser contained in or omitted from the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for inclusion in the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, as the case may be. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.

(ii) The Company (including its agents and representatives, other than the Initial Purchaser in its capacity as such) has not prepared, made, used, authorized, approved, referred to or distributed and will not prepare, make, use, authorize, approve, refer to or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives, including in items (iii) and (iv) below, an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Offering Memorandum, (iii) the documents listed in Annex A hereto, including the Pricing Supplement substantially in the form of Exhibit C hereto and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(b) and Section 4(q). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Offering Memorandum heretofore filed with the Commission were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder (the “Exchange Act Regulations”), and any further incorporated documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further incorporated document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(iii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Securities within the meaning of Rule 144A.

(iv) After giving effect to the Transaction, the capitalization of the Company as of the Closing Date will be as set forth in the as adjusted column under the heading “Capitalization” in the Pricing Disclosure Package, assuming the Tender Offer is fully subscribed (subject to the issuance of shares of Common Stock upon exercise or vesting of outstanding stock options or restricted stock units disclosed in the Pricing Disclosure Package or the Offering Memorandum and the grant of options or restricted stock units under the existing stock incentive plans described in the Pricing Disclosure Package or the Offering Memorandum). Attached hereto as Schedule II is a true and complete list of each subsidiary of the Company, its jurisdiction of organization and percentage equity ownership by the Company (collectively, the “Subsidiaries”). The entities listed on Schedule II hereto are the only Subsidiaries, direct or indirect, of the Company. All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and were not issued in violation of any preemptive, right of first refusal or similar rights and, except as set forth in the Pricing Disclosure Package, are owned, directly or indirectly, by the Company free and clear of all Liens (as defined in the Indenture) other than Permitted Liens (as defined in the Indenture). Except as set forth in the Pricing Disclosure Package, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.

(v) Each of the Company and each Subsidiary: (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (B) has all requisite corporate, partnership or limited liability company or other power and authority, as the case may be, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted and described in the Offering Memorandum, except if the failure to obtain any such license, authorization, consent and approval could not reasonably be expected to have a Material Adverse Effect; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership or leasing of property makes such qualification necessary, except where the failure to be so qualified and in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. A “Material Adverse Effect” means (x) any material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole or (y) an adverse effect on the ability to consummate the Transactions on a timely basis.

(vi) Each of the Issuers has all requisite corporate or other power and authority, as the case may be, to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated by the Note Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes and each Guarantor has all requisite corporate or other power and authority to make and perform all its obligations under its Guarantee. Each of the Issuers has duly authorized the execution, delivery and performance of each of the Note Documents to which it is a party. Each of the Note Documents conforms, or when executed and delivered will conform, in all material respects to the descriptions thereof in the Offering Memorandum.

(vii) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.

(viii) The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and constitutional limitations on laws that govern the enforceability of choice of law provisions in agreements (the “Bankruptcy and Equity Exceptions”). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(ix) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Company and, when issued, authenticated and delivered by the Company against payment therefor by the Initial

Purchaser in accordance with the terms of this Agreement and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Original Notes will be in the form contemplated by the Indenture and will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy and Equity Exceptions. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(x) The Exchange Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Exchange Notes will be in the form contemplated by the Indenture and will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy and Equity Exceptions. The Exchange Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

(xi) The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Original Notes are issued, authenticated by the Trustee and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), will be in the form contemplated by the Indenture and will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy and Equity Exceptions. The Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(xii) The guarantees in respect of the Exchange Notes have been duly and validly authorized by the Guarantors and, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), will be in the form contemplated by the Indenture and will be legal, valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy and Equity Exceptions.

(xiii) The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), will constitute a legal, valid and binding obligation of each of the Issuers, enforceable against them in accordance with its terms, except (A) as the enforcement thereof may be subject to the Bankruptcy and Equity Exceptions, and (B) that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

(xiv) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Securities shall have been paid by or on behalf of the Company at or prior to the Closing Date.

(xv) None of the Company or any of the Subsidiaries is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, contract, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any of its Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(xvi) The execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Securities and the Exchange Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a Lien, on any property or assets of the Company or any Subsidiaries pursuant to, (i) the charter, bylaws or other constitutive documents of any of the Company or any of its Subsidiaries, (ii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any of its Subsidiaries or their respective assets or properties except such judgments, orders or decrees that would have a Material Adverse Effect, (iii) any of the Agreements and Instruments or (iv) any law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or their respective assets or properties, except in the case of clauses (iii) and (iv), such violations, conflicts, breaches or defaults as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company and each of its Subsidiaries of the Note Documents to which they are party including the consummation of any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the Closing Date, (y) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement and (z) qualification of the Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Note Documents or the consummation of any of the transactions contemplated hereby or thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect, except such consents or waivers that the failure to obtain could not be reasonably expected to have a Material Adverse Effect.

(xvii) Except as set forth in the Pricing Disclosure Package, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which the Company or any of the Subsidiaries is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no law, statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Subsidiaries is or may be subject that in the case of clause (A), (B) or (C), could, individually or in the aggregate, reasonably be expected, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Securities that has been received by the Company or any of the Subsidiaries or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

(xviii) Except as otherwise disclosed in the Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, (i) there is (A) no labor disturbance by the employees of any of the Company or any of the Subsidiaries or, to the best knowledge of the Company and its Subsidiaries, imminent, (B) no unfair labor practice complaint pending or, to the best knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best knowledge of the Company and its Subsidiaries, threatened, against the Company or any Subsidiary, (C) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary and (D) to the best knowledge of the Company and its Subsidiaries, no union organizing activities taking place and (ii) since January 1, 2013, there have been no written claims or allegations that the Company or its subsidiaries have violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(xix) Except as set forth in the Pricing Disclosure Package, the Company and each of the Subsidiaries (A) is in compliance with, or not subject to costs or liabilities under, all laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Issuers, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority which the Company or any of its Subsidiaries could reasonably expect to result in a Material Adverse Effect are accurately described in all material respects in the Pricing Disclosure Package. The Company and each of the Subsidiaries maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of their business facilities, real property and operations with requirements of applicable Environmental Laws.

(xx) The Company and each of the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to own, lease and operate their properties and engage in the business conducted by them in the manner described in the Pricing Disclosure Package, except where the failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice or any proceedings relating to the revocation or modification of, or non-compliance with, any such Authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each of the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Each of the Company and the Subsidiaries has good and valid title in fee simple to all items of real property and valid title to all personal property owned by each of them, in each case free and clear of any Lien, except (i) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries to an extent that such interference would reasonably be expected to have a Material Adverse Effect, and (ii) Liens described in the Pricing Disclosure Package. Any real property and buildings held under lease by the Company or any of the Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiaries.

(xxii) Each of the Company and the Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, approvals, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other similar rights (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Pricing Disclosure Package, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, could reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

(xxiii) All tax returns required to be filed by the Company and each of the Subsidiaries have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith by appropriate written objections or proceedings and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest, except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuers, there are no material proposed additional tax assessments against the Company or any of the Subsidiaries or their assets or property.

(xxiv) Neither the Company nor any of the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”)) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

(xxv) Neither the Company nor any of the Subsidiaries is, or after giving effect to the Transactions will be, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(xxvi) The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the headings “Certain U.S. Federal Income Tax Consequences”, “Description of Notes”, “Legal Matters”, “Exchange Offer; Registration Rights” and “Government Regulation” and under the subheading “Business—Legal Proceedings” fairly summarize the matters therein described in all material respects.

(xxvii) None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any affiliate (including any joint venture) of, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds directly or indirectly for any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value directly or indirectly to or for the benefit of any public official, political party or party candidate, or any third party to benefit any of the foregoing, or to any other person, if doing so would violate the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act of 2010 or the law of any other relevant jurisdiction. The Company, its Subsidiaries and, to the best knowledge of the Company and each of its Subsidiaries, its affiliates have conducted their businesses in a manner reasonably designed to ensure compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxviii) The operations of the Company and its Subsidiaries are and have been conducted at all times in a manner reasonably designed to ensure compliance with applicable financial recordkeeping and reporting requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Public Law 107-56) and the Bank Secrecy Act (31 U.S.C. 1051 et seq.), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxix) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries (i) is currently subject to any economic sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.

(xxx) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxi) The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and “internal controls over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are in compliance with the Sarbanes-Oxley Act of 2002, as amended (together with the rules and regulations promulgated in connection therewith, the “Sarbanes-Oxley Act”); such disclosure controls and procedures and internal control over financial reporting are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures and internal control over financial reporting are effective to perform the functions for which they were established; the Company’s independent auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (B) any fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; any material weaknesses in internal control over financial reporting have been identified to the Company’s independent auditors and audit committee of the board of directors of the Company; and since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses disclosed in the Pricing Disclosure Package and the Offering Memorandum. The Company has provided or made available to the Initial Purchaser or its counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each Subsidiary and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(xxxii) The Company and each of the Subsidiaries maintain insurance covering their properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to reasonably protect the Company and of the Subsidiaries and their businesses. None of the Company or any of the Subsidiaries has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or the Subsidiaries, as the case may be.

(xxxiii) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act, or (D) engaged in any directed selling effort with respect to the Securities, and each of them has complied with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meaning given to them by Regulation S.

(xxxiv) No form of general solicitation or general advertising (within the meaning of the Act and prohibited by the Act in connection with offers or sales including Exempt Resales) was used by the Issuers or any of their representatives (other than the Initial Purchaser, as to whom the Issuers make no representation) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Company or any of its affiliates has entered into, and none of the Company or any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(xxxv) Since December 31, 2013, except as set forth or contemplated in the Pricing Disclosure Package, (A) neither the Company nor any of the Subsidiaries has (1) incurred any liabilities or obligations, indirect, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any transaction not in the ordinary course of business that would reasonably be expected to have a Material Adverse Effect, (B) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (D) there has not been any material change in the long-term debt of the Company or any of the Subsidiaries.

(xxxvi) Neither the Company nor any of the Subsidiaries (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

(xxxvii) Deloitte & Touche LLP, whose reports are included in the Pricing Disclosure Package, is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board. The historical consolidated financial statements and the notes thereto included in the Pricing Disclosure Package present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries at the respective dates and for the respective periods indicated. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed in the Pricing Disclosure Package) and in compliance with Regulation S-X (“Regulation S-X”), except that the interim financial statements do not include full footnote disclosure. The other financial information and data included in the Pricing Disclosure Package are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries. The year-end information set forth under the caption “Summary consolidated financial and other data” included in the Pricing Disclosure Package has been prepared on a consistent basis with that of the audited financial statements of the Company. The interim information set forth under the caption “Summary consolidated financial and other data” included in the Pricing Disclosure Package has been prepared on a consistent basis with that of the interim unaudited financial statements of the Company.

(xxxviii) As of the date hereof (and immediately prior to and immediately following the issuance of the Securities on the Closing Date) each Issuer is and will be Solvent. No Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and no Issuer has knowledge of any person contemplating the filing of any such petition against any Issuer. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts or other liabilities as they become due and payable.

(xxxix) Except as described in the section entitled “Plan of distribution” in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any other person other than the Initial Purchaser that would give rise to a valid claim against the Company, any Subsidiary or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(xl) The Company, the Subsidiaries and, to the Company’s knowledge, their respective directors and officers (in their capacities as such) are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xli) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Pricing Disclosure Package are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects.

(xlii) As of the date hereof, Helex, L.L.C., Sky Leasing, L.L.C., Vertilease, L.L.C., Leasing Source, L.L.C. and MDHL, L.L.C. do not, individually or collectively, account for greater than 1.0% of the assets or revenue of the Company and its subsidiaries on a consolidated basis.

Each certificate signed by any officer of the Issuers and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchaser as to the matters covered by such certificate.

The Issuers acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

(b) The Initial Purchaser represents that it is a QIB and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. The Initial Purchaser represents, warrants and covenants to the Issuers that:

(i) (A) Neither it, nor any person acting on its behalf, has solicited or will solicit offers for, or has offered or will offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has solicited and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom the Initial Purchaser reasonably believes to be QIBs or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

(ii) With respect to offers and sales outside the United States, (A) the Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver Securities or have in their possession or distribute either any Offering Memorandum or any such other material, in all cases at their own expense; and (B) the Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchaser nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

The Initial Purchaser understands that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consents to such reliance.

6. Indemnification.

(a) The Issuers, jointly and severally, agree to indemnify and hold harmless the (i) Initial Purchaser, (ii) each affiliate of the Initial Purchaser, (iii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iv) the agents, employees, officers and directors of the foregoing from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any electronic roadshow), the Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein.

(b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any of the Issuers and the agents, employees, officers and directors of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use therein.

(c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days’ prior notice of its intention to settle and the amount thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if such allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discounts and commissions received by the Initial Purchaser. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Issuers, on one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased hereof pursuant to this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (i) each affiliate of the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the agents, employees, officers and directors of the Initial Purchaser and each of the foregoing shall have the same rights to contribution as an Initial Purchaser, and (i) each director of an Issuer and (ii) each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution of such Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld. The amount paid or payable by a party as a result of Losses shall be deemed to include, subject to the limitations set forth in Section 6 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

8. Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

(a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date as though then made, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuers shall have timely performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

(b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser in accordance with Section 4(b) hereof. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt security or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Securities or consummation of the Exchange Offer; except as disclosed in the Pricing Disclosure Package, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers, threatened against any Issuer before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

(e) Since December 31, 2013, except as set forth or contemplated in the Pricing Disclosure Package, (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(f) The Initial Purchaser shall have received certificates, dated the Closing Date, signed by an authorized officer of each Issuer confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 8.

(g) The Initial Purchaser shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchaser, of Jones Walker LLP, counsel to the Company, including customary qualifications and limitations, substantially in the form of Exhibit B hereto.

(h) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchaser) dated the Closing Date from Latham & Watkins LLP, counsel to the Initial Purchaser.

(i) The Initial Purchaser shall have received a “comfort letter” from Deloitte & Touche LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser, covering the financial and accounting information in the Pricing Disclosure Package and other customary matters. In addition, the Initial Purchaser shall have received a “bring down comfort letter” from Deloitte & Touche LLP, independent public accountants for the Company, dated as of the Closing Date, addressed to the Initial Purchaser and in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial and accounting information in the Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

(j) Each of the Issuers and the Trustee shall have executed and delivered the Indenture in form and substance satisfactory to the Initial Purchaser and the Initial Purchaser shall have received copies, conformed as executed, thereof.

(k) Each of the Issuers shall have executed and delivered into the Registration Rights Agreement in form and substance satisfactory to the Initial Purchaser and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

(l) All government authorizations required in connection with the issue and sale of the Securities as contemplated under this Agreement and the performance of the Issuers’ obligations hereunder and under the Indenture and the Securities shall be in full force and effect.

(m) The Initial Purchaser shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as it may reasonably request.

(n) Latham & Watkins LLP, counsel to the Initial Purchaser, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(o) The Company shall have (i) committed itself to repurchasing all of the Existing Notes, either pursuant to the acceptance of Existing Notes tendered by the early tender date specified in the Tender Offer, the issuance of an irrevocable notice of redemption for Existing Notes, or both, and (ii) taken all other actions necessary to remove or defease substantially all of the covenants in the indenture governing the Existing Notes.

The documents required to be delivered by this Section 8 will be delivered at the office specified in Section 3 hereof on the Closing Date.

9. Initial Purchaser’s Information. The Issuers and the Initial Purchaser severally acknowledge that the statements with respect to the delivery of the Securities to the Initial

Purchasers set forth in (i) the third sentence of the first paragraph under the heading “No Listing” on the cover page and (ii) the fourth, sixth and seventh paragraphs under the caption “Plan of distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser expressly for use in the Pricing Disclosure Package or the Offering Memorandum.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including, without limitation, the agreements contained in Sections 4(f), 6, 7, 9, 10 and 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the Initial Purchaser. The agreements contained in Sections 4(f), 6, 7, 9, 10 and 11 shall survive the termination of this Agreement, including pursuant to Section 11.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchaser, without liability (other than with respect to Sections 6 and 7) on the Initial Purchaser’s part to the Issuers if, on or prior to such date, (x) there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in the Initial Purchaser’s reasonable judgment, make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Initial Purchaser’s reasonable judgment makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package; or (vi) any Issuer shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.

(c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

(d) If the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchaser set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers will reimburse the Initial Purchaser for one-half of its reasonable out-of-pocket expenses, including, without limitation, the fees and expenses of the Initial Purchaser’s counsel incurred in connection with this Agreement.

12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered, or faxed and confirmed in writing to c/o UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Legal and Compliance Department and (ii) Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (fax number: (212) 751-4864), Attention: Peter M. Labonski; and, if sent to the Issuers, shall be mailed, delivered or telegraphed or faxed and confirmed in writing to PHI, Inc., Post Office Box 90808, Municipal Airport, Lafayette, Louisiana 70509-0808 (telephone: (337) 272-4452), Attention: Chief Financial Officer, with a copy for information purposes only to Jones Walker LLP, 201 St. Charles Ave., Suite 5100, New Orleans, LA 70170-5100 (fax number: (504) 589-8386), Attention: Kenneth J. Najder.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by fax machine, if faxed; and one business day after being timely delivered to a next-day air courier.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchaser.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchaser or any indemnified party. Each of the Initial Purchaser and the Issuers (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts to the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

18. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by fax or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

19. No Fiduciary Relationship. The Issuers hereby acknowledge that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Issuers further acknowledge and agree that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Issuers, their management, stockholders, creditors or any other person in connection with any activity that the Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Issuers, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers hereby confirm their understanding and agreement to that effect. The Issuers and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Initial Purchaser to the Issuers regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuers. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that such Issuers may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

If the foregoing agreement correctly sets forth the understanding among the Issuers and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchaser.

PHI, INC.

By:	/s/ Trudy McConnaughhay
	Name:	Trudy McConnaughhay
	Title:	Chief Financial Officer and Secretary

INTERNATIONAL HELICOPTER TRANSPORT, INC.
PHI TECH SERVICES, INC.
PHI AIR MEDICAL, L.L.C.
HELICOPTER MANAGEMENT, L.L.C.
HELICOPTER LEASING, L.L.C.
HELEX, L.L.C.
SKY LEASING, L.L.C.
VERTILEASE, LLC
LEASING SOURCE, LLC
MDHL, L.L.C.

By:	/s/ Trudy McConnaughhay
	Name:	Trudy McConnaughhay
	Title:	Vice President

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED
as of the date first above written:

UBS SECURITIES LLC

By:	/s/ James Boland
	Name:	James Boland
	Title:	Managing Director

By:	/s/ Francisco Pinto-Leite
	Name:	Francisco Pinto-Leite
	Title:	Managing Director

[Signature Page to Purchase Agreement]

ANNEX A

The following is a list of each document provided as an amendment or supplement to the Preliminary Offering Memorandum.

1.	Pricing Supplement containing the terms of the securities, substantially in the form of Exhibit C.

[Annex A]

SCHEDULE I

GUARANTORS

International Helicopter Transport, Inc.

PHI Tech Services, Inc.

PHI Air Medical, L.L.C.

Helicopter Management, L.L.C.

Helicopter Leasing, L.L.C.

HELEX, L.L.C.

Sky Leasing, L.L.C.

Vertilease, LLC

Leasing Source, LLC

MDHL, L.L.C.

[Schedule I]

SCHEDULE II

Company	Place of Organization	% of Voting Stock Owned

International Helicopter Transport, Inc.	Louisiana	100%
PHI Tech Services, Inc.	Louisiana	100%
PHI Air Medical, L.L.C.	Louisiana	100%
Helicopter Management, L.L.C.	Louisiana	100%
Helicopter Leasing, L.L.C.	Louisiana	100%
HELEX, L.L.C.	Florida	100%
Sky Leasing L.L.C.	Montana	100%
Vertilease, LLC	Montana	100%
Leasing Source, LLC	Montana	100%
MDHL, L.L.C.	Montana	100%
Petroleum Helicopters Angola, LDA	Angola	49%
Petroleum Helicopters Australia Pty. Limited	Australia	100%
Energy Risk Ltd	Bermuda	100%
PHI Century Limited	Ghana	49%

[Schedule II]

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached]

[Exhibit A]

Exhibit B

FORM OF OPINION OF

JONES WALKER LLP

The opinion of Jones Walker LLP, counsel for the Issuers (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit, or in the opinion), to be delivered pursuant to Section 8(g) of the Purchase Agreement shall, subject to customary or agreed upon qualifications and limitations, be to the effect that:

(i) Each Issuer organized under the laws of Louisiana (each a “Covered Issuer”) or Florida (a) is a corporation, limited liability company, partnership or other entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate, limited liability or other power and authority necessary to own, lease and operate its properties and carry on its business as now being conducted and as described in the Offering Memorandum, and (c) is duly qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership or leasing of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Issuer that is not a Covered Issuer is (a) a corporation, limited liability company, partnership or other entity validly existing and in good standing under the laws of its jurisdiction of its organization and (b) is qualified to do business and is in good standing in each jurisdiction set forth on a schedule attached to the opinion.1

(ii) Each Covered Issuer has all requisite corporate, limited liability or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the Transactions and, without limitation, the Company and each Covered Guarantor has all requisition corporate power and authority to issue, sell and deliver and perform its obligations under the Securities.

(iii) The Purchase Agreement has been duly and validly authorized, executed and delivered by each Covered Issuer party thereto.

(iv) The Indenture has been duly and validly authorized, executed and delivered by each Covered Issuer and, assuming the due and valid authorization, execution and delivery thereof by the Issuers that are not Covered Issuers, the Indenture is a legally binding and valid obligation of each Issuer, enforceable against each Issuer in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

[1]	It is understood that the opinions as to good standing and qualification to do business for the non-Covered Issuers are made in reliance on certificates from the applicable secretary of state.

[Exhibit B]

(v) The Original Notes have been duly and validly authorized and executed by the Company, and when the Original Notes are issued and authenticated by the Trustee and delivered by the Company against payment therefor by the Initial Purchaser in accordance with the terms of the Purchase Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(vi) The Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes are issued and authenticated by the Trustee and executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Exchange Notes may be limited by the Enforceability Exceptions.

(vii) The Guarantees have been duly and validly authorized by each of the Guarantors that are Covered Issuers for issuance pursuant to the Purchase Agreement and the Indenture and, assuming the due and valid authorization, execution and delivery thereof by the Guarantors that are not Covered Issuers, when the Original Notes are authenticated by the Trustee and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, the Guarantees will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors that are Covered Issuers and, assuming the due and valid authorization, execution and delivery thereof by the Guarantors that are not Covered Issuers, when the Exchange Notes are authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, such guarantees will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(viii) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by each Covered Issuer and, assuming the due and valid authorization, execution and delivery thereof by the Issuers that are not Covered Issuers, it constitutes a valid and legally binding obligation of the Issuers enforceable against them accordance with its terms, except that (a) the enforcement thereof may be limited by the Enforceability Exceptions and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(ix) The execution, delivery and performance by each Issuer of the Note Documents to which it is a party and the consummation of the Transactions do not (i)

[Exhibit B – Page 2]

conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent (except with respect to the Second Amended and Restated Loan Agreement dated as of September 18, 2013, as amended, among the Company, PHI Air Medical, L.L.C., PHI Tech Services, Inc., International Helicopter Transport, Inc. and Whitney National Bank, as amended and as to which all necessary consents have been obtained) under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Date as contemplated by and described in the Pricing Disclosure Package and the Offering Memorandum, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary (other than as created pursuant to the Indenture) (A) pursuant to the charter, bylaws or other constitutive documents of any of the Company or any Guarantor or (B) under any of the documents listed as exhibits to the last annual report on Form 10-K filed by the Company prior to the Closing Date and any filing by the Company under the Exchange Act thereafter and prior to the Closing Date (each such document being a “Reviewed Agreement”), other than consents that have already been obtained or made, or (ii) violate in any material respect any Included Laws or any judgment, order or decree (known to such counsel after due inquiry of the Company to be applicable to the Company or any Subsidiary) of any governmental agency or body or court and that is listed on a schedule to such opinion. Assuming the accuracy of the representations and warranties of the Initial Purchaser in the Purchase Agreement and the compliance by the Initial Purchaser with its covenants and agreements contained in the Purchase Agreement, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under any of the Included Laws to be obtained or made by the Issuers for the due execution and delivery of the Note Documents and the performance of their respective obligations thereunder in connection with the issuance or sale of the Notes by the Company, except such as may be required under state securities laws and the various rules and regulations thereunder and except for filings with and orders of the Commission relating to the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary. Such counsel may state that it has made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) other than a review of: (i) the Laws of the State of New York, (ii) the Laws of the State of Louisiana, and (iii) the federal Laws of the United States of America. For purposes of this opinion, the term “Included Laws” means the Laws described in the preceding sentence that are, in such counsel’s experience, normally applicable to transactions of the type contemplated in the Note Documents. The term “Included Laws” excludes: (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (b) Laws relating to (1) pollution or protection of the environment, (2) zoning, land use, building or construction codes or guidelines, (3) labor, employee rights and benefits, or occupational safety and health, (4) antitrust, (5) antifraud, (6) tax or (7) intellectual

[Exhibit B – Page 3]

property; (c) state securities or blue sky Laws; (d) any Law that may be applicable to any party by virtue of the particular nature of the business conducted by it or any goods or services produced by it or property owned or leased by it; (e) Federal Reserve Board margin regulation issues; (f) the Laws that apply to the Initial Purchaser because of its legal or regulatory status, including the rules and the regulations of the Financial Industry Regulatory Authority; and (g) the rules and regulations of the Federal Aviation Administration, the National Transportation Safety Board or any other aviation regulating entity. Such counsel need not express any opinion as to the laws of any jurisdiction other than the Included Laws.

(x) To such counsel’s knowledge, except as described in the Pricing Disclosure Package, there are no pending or threatened actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective properties that, if determined adversely to the Company or any Subsidiary, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially and adversely affect the ability of the Company and the Subsidiaries to perform their obligations under the Note Documents or that are otherwise material in the context of the issuance and sale of the Securities.

(xi) Neither the Company nor any Guarantor is, or after giving effect to the Transaction will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(xii) No registration under the Act of the Securities or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Securities to the Initial Purchaser as contemplated by the Purchase Agreement or for the Exempt Resales, assuming in each case that (1) the purchasers who buy the Notes in the Exempt Resales are Eligible Purchasers and (2) the accuracy of and compliance with the Initial Purchaser’s representations, warranties and covenants contained in the Purchase Agreement.

(xiii) Each of the Note Documents conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

(xiv) The statements under the captions “Description of the Notes,” “Description of other indebtedness” and “Material U.S. federal income tax consequences” in the Pricing Disclosure Package and the Offering Memorandum, insofar as such statements purport to constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

(xv) The documents incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum (other than the financial statements and the notes thereto and the other financial, statistical or accounting data derived therefrom, as to

[Exhibit B – Page 4]

which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and Exchange Act Regulations.

Such opinion shall also including the following negative assurance:

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or industry information, and because many determinations involved in the preparation of the Pricing Disclosure Package and the Offering Memorandum (including documents incorporated by reference) are of a wholly or partially non-legal character, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum (other than those referred to in paragraphs (xiii) and (xiv) above), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Company in connection with its preparation of the Pricing Disclosure Package and the Offering Memorandum, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the Company’s other outside counsel, representatives of the independent public accountants for the Company, representatives of the Initial Purchaser and representatives of the Initial Purchaser’s counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that no information has come to our attention that causes us to believe that the Pricing Disclosure Package, as of [ — ] [a.m./p.m.] New York City time on March 6, 2014 (which you have informed us is a time prior to the time of the first sale of the Notes by the Initial Purchaser), or the Offering Memorandum, as of its date or as of the Closing Date, contains or contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (it being understood that we do not express any views as to the financial statements and related notes and schedules thereto and other financial, statistical or accounting data derived therefrom included in the Pricing Disclosure Package and the Offering Memorandum).

[Exhibit B – Page 5]

Exhibit C

Pricing Supplement to Preliminary Offering Memorandum      Strictly Confidential      March 6, 2014

$500,000,000

PHI, INC.

5.25% Senior Notes due 2019

This Pricing Supplement relates to the Preliminary Offering Memorandum dated March 5, 2014 (the “Preliminary Offering Memorandum”) of PHI, Inc. (the “Issuer”) relating to the senior notes described below. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the information in the Preliminary Offering Memorandum, and it supersedes such information to the extent that it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws. The Notes will be offered by the initial purchaser only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in compliance with Regulation S promulgated under the Securities Act. For a description of certain restrictions on transfers of the Notes, please read “Important notice to readers,” “Plan of distribution” and “Transfer restrictions” in the Preliminary Offering Memorandum.

[Exhibit C]

PRICING SUPPLEMENT

Dated March 6, 2014

5.25% Senior Notes due 2019

Issuer	PHI, Inc.

Aggregate Principal Amount	$500,000,000

Maturity Date	March 15, 2019

Issue Price	100% (plus accrued interest, if any)

Coupon	5.25%

Yield Per Annum	5.25%

Benchmark	UST 1.5% due February 28, 2019

Spread to Benchmark	368.3

Interest Payment Dates	March 15 and September 15

First Interest Payment Date	September 15, 2014

Guarantees	The Notes will be jointly and severally, fully and unconditionally, guaranteed on a senior basis by all of the Issuer’s existing and future U.S. restricted subsidiaries.

Ratings*	[Intentionally Omitted]

Optional Redemption	On or after March 15, 2016, at the redemption prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on March 15 of the years indicated below:

	Date	Price
	2016	102.625%
	2017	101.312%
	2018, and thereafter	100.000%

Make-Whole Redemption	Prior to March 15, 2016 at a make-whole premium based on the treasury rate plus 50 basis points.

[Exhibit C – Page 2]

Optional Redemption with Equity Proceeds	At any time prior to March 15, 2016, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 105.25% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Trade Date	March 6, 2014

Settlement	We expect that delivery of the Notes will be made against payment therefor on or about the Settlement Date, which will be the seventh business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Settlement Date	March 17, 2014 (T+7)

CUSIP	Rule 144A: 69336T AF3 Regulation S: U71812 AC2

ISIN	Rule 144A: US69336TAF30 Regulation S: USU71812AC24

Initial Purchaser	UBS Securities LLC

Distribution	Rule 144A and Regulation S (with contingent registration rights as set forth in the Preliminary Offering Memorandum)

[Exhibit C – Page 3]

*	These ratings have been provided by Moody’s and S&P. A securities rating is not a recommendation to buy, sell or hold securities, may be subject to revision or withdrawal at any time and each rating should be evaluated independently of any other rating.

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the Notes described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description of the Notes and the related offering.

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES LAWS. THE NOTES WILL BE OFFERED BY THE INITIAL PURCHASER ONLY TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A UNDER THE SECURITIES ACT AND TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND THIS COMMUNICATION IS ONLY BEING DISTRIBUTED TO SUCH PERSONS.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[Exhibit C – Page 4]